SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934


        Date of Report (Date of earliest event reported):
                        October 21, 1999


                    THE DOW CHEMICAL COMPANY
     (Exact name of registrant as specified in its charter)

      Delaware               1-3433             38-1285128
  (State or other       (Commission File       (IRS Employer
  jurisdiction of           Number)           Identification
   incorporation)                                  No.)



            2030 Dow Center, Midland, Michigan  48674
       (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:(517) 636-1000

                         Not applicable
 (Former name or former address, if changed since last report.)



Item 5.  Other Events

     The Dow Chemical Company issued a press release on October
21, 1999, the text of which is as follows:



October 21, 1999


Dow Reports Higher Earnings and Sales for Third Quarter


Third Quarter of 1999 Highlights

    Earnings were $1.44 per share, an 8 percent increase from third quarter 1998 earnings per share of $1.33 excluding unusual items.

    Sales for the quarter were $4.7 billion, up nine percent from a year ago. Both volume and price improved - by seven percent and two percent respectively.

    EBIT was $584 million for the quarter versus $540 million, excluding unusual items, for third quarter 1998 - a gain of eight percent.

_________________________________________________________________
(In millions, except for  per share amounts)

                          3 Months Ended        9 Months Ended
                          September 30          September 30

                             1999     1998       1999        1998

Net Sales                   $4693    $4314      $13729     $14000
Earnings Before Interest,
Income Taxes and
Minority Interests (EBIT)    $584     $564       $1981      $2075
Earnings Per Common Share   $1.44    $1.40       $4.74      $5.10

Excluding unusual items:
EBIT                         $584     $540       $1981      $2023
Earnings Per Common Share   $1.44    $1.33       $4.74      $4.96

                             (more)

Review of Third Quarter Results

The Dow Chemical Company today announced higher sales and earnings compared with the same quarter a year ago. The company reported sales of $4.7 billion, earnings before interest, income taxes and minority interests (EBIT) of $584 million and net income of $320 million. Earnings per share of $1.44 were up eight percent, excluding unusual items from third quarter 1998.

The company's higher earnings were achieved despite a 30 percent spike in feedstock and energy costs from the same period a year ago, according to J. Pedro Reinhard, executive vice president and chief financial officer. "These strong results truly differentiate Dow and reflect our ability to withstand significant increases in feedstock costs through our diversified business portfolio and geographic mix, operational excellence and
cost reductions."   He added,  "The fact that we have achieved
favorable year-to-year comparisons in sales and earnings underscores that Dow will earn a positive economic profit this year."

Sales increased by nine percent, while EBIT grew eight percent excluding 1998 unusual items. Dow's volume climbed seven percent
- the highest year-over-year growth since second quarter 1997. Double-digit volume growth was achieved in Asia and Europe as well as in the Plastics segment.

Price rose by two percent compared with the same quarter a year ago and by five percent versus last quarter. Price increases in the basics segments more than offset declines in the performance businesses.

On a year-to-date basis excluding 1998 unusual items, EBIT for Dow's combined performance segments was up two percent, contributing more than 60 percent of the company's total earnings. For the quarter, EBIT declined from the same period a year ago reflecting higher feedstock costs and price deterioration, which were only partially offset by increased
volume.   Performance Plastics sales increased to $1.3 billion,
reflecting a nine percent growth in volume with strongest gains in Engineering Plastics and Adhesives, Sealants and Coatings. Sales in Performance Chemicals rose to $674 million, bolstered by a six percent increase in volume. Exhibiting normal third quarter seasonality, EBIT for the Agricultural Products segment was negative, though up from the third quarter of 1998 due to a strong focus on productivity improvements.

In the Chemicals and Plastics segments, improved productivity, strong demand and some price recovery more than offset higher feedstock and energy costs. The Chemicals segment turned in EBIT of $101 million, an increase of 46 percent from the same period a year ago. In the Plastics segment, EBIT improved by 57 percent from third quarter 1998 to $207 million, on volume gains of 18 percent coupled with a ten percent increase in price. This latter segment drew particular strength from its differentiated product mix focused on higher value markets and high growth customers.

"We are very pleased with the quarter's results, which again demonstrate Dow's resilience based on our global business leadership positions and low-cost structure," said Reinhard. "We look forward to continuing this strong performance supported by improving global economic conditions. Dow is delivering on its commitments and remains focused on implementing its strategy to achieve aggressive value growth."

The Dow Chemical Company is a global science and technology based company that develops and manufactures a portfolio of chemical, plastic and agricultural products and services for customers in 168 countries around the world. With annual sales of more than $18 billion, Dow conducts its operations through 14 global businesses employing 39,000 people and supplies more than 3,500 products.

                           #    #    #

Note: The forward-looking statements contained in this document involve risks and uncertainties that may affect the company's operations, markets, products, services, prices and other factors as discussed in filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors, as well as issues related to Year 2000 and the Euro conversion. Accordingly, there is no assurance that the company's expectations will be realized.


The Dow Chemical Company - 3Q99 Earnings

Financial Statements        The Dow Chemical Company and Subsidiaries

Consolidated Statements of Income (Unaudited)
In millions, except for share amounts     3 Months Ended    9 Months Ended
                                         9/30/99  9/30/98 9/30/99  9/30/98

NET SALES                                 $4693   $4314    $13729   $14000
  Cost of Sales                            3587    3258     10258    10451
  Research and development expenses         203     198       618      580
  Selling, general and administrative
    expenses                                381     401      1145     1244
  Amortization of intangibles                27      23        81       62
  Purchased in-process research and
    development charges (Note B)              -       -         -      350
  Special charges (Note C)                    -     (24)        -      306
  Insurance and finance company operations,
    pretax income                            21      25         82      83
  Equity in earnings of nonconsolidated
    affiliates                               15      28         62      78
  Sundry income - net (Note D)               53      53        210     907

EARNINGS BEFORE INTEREST, INCOME TAXES
AND MINORITY INTERESTS                      584     564       1981    2075
  Interest income                            29      34         81     100
  Interest expense and amortization
    of debt discount                         93     121        334     370

INCOME BEFORE INCOME TAXES
AND MINORITY INTERESTS                      520     477       1728    1805
  Provision for taxes on income             182     158        613     632
  Minority interests' share in income        17       4         52       9
Preferred stock dividends                     1       1          4       4
NET INCOME AVAILABLE FOR
COMMON STOCKHOLDERS                        $320    $314      $1059   $1160
Share data
  Earnings per common share - basic       $1.46   $1.41      $4.81   $5.17
  Earnings per common share - diluted $1.44 $1.40 $4.74 $5.10 Common stock dividends declared
     per share                            $0.87   $0.87      $2.61   $2.61
  Weighted-average common shares
     outstanding - basic                  219.4   222.7      220.1   224.3
  Weighted-average common shares
     outstanding - diluted                224.0   226.2      224.2   228.2
DEPRECIATION                               $273    $272       $830    $814
CAPITAL EXPENDITURES                       $353    $365       $950    $994

Notes to Financial Statements:

Note A: The unaudited interim financial statements reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods covered. Certain reclassifications of prior year amounts have been made to conform to current year presentation. These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1998. (Except as otherwise indicated by the context, the terms "Company" or "Dow" as used herein mean The Dow Chemical Company and its consolidated subsidiaries).

Note B: During the first half of 1998, pretax charges totaling $350 million were recorded for purchased in-process research and development (IPR&D) costs associated with the acquisitions of Dow AgroSciences, Mycogen and Sentrachem Limited. This amount was reduced in the fourth quarter or 1998 by $55 million, in accordance with the SEC's clarified guidance on IPR&D.

Note C: During the first quarter of 1998, a pretax special charge of $330 million was recorded, principally for severance costs and asset write-downs. In the third quarter of 1998, this charge was reduced by $24 million.

Note D: In January 1998, the Company completed the sale of the DowBrands business to S. C. Johnson & Son, Inc. The sale resulted in a pretax gain of $816 million.

Note E: During the third quarter of 1999, a third party contributed $500 million for a preferred interest in a newly formed consolidated subsidiary of the Company.

Consolidated Balance Sheets - The Dow Chemical Company and Subsidiaries
In millions     (Unaudited)
                              ASSETS           9/30/99    12/31/98
Current Assets
  Cash and cash equivalents                     $369       $123
  Marketable securities and interest-bearing     672        267
     deposits
  Accounts and notes receivable:
    Trade (less allowance for doubtful          2223       2787
      receivables: 1999, $132; 1998, $93)
    Other                                       1889       1750
  Inventories:
    Finished and work in process                2168       2245
    Material and supplies                        591        565
  Deferred income tax assets - current           255        303
  Total current assets                          8167       8040
Investments
  Investment in nonconsolidated affiliates      1371       1311
  Other investments                             2239       2191
  Noncurrent receivables                         400        424
  Total investments                             4010       3926
Property
  Property                                     24097      24435
  Less accumulated depreciation                15730      15988
  Net property                                  8367       8447
Other Assets
  Goodwill (net of accumulated amortization:    1629       1641
     1999, $292; 1998, $246)
  Deferred income tax assets - noncurrent        583        684
  Deferred charges and other assets             1116       1092
  Total other assets                            3328       3417
Total Assets                                  $23872     $23830

              LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable                                 $921      $1526
  Long-term debt due within one year             213        300
  Accounts payable:
    Trade                                       1695       1682
    Other                                        882        981
  Income taxes payable                           210        290
  Deferred income tax liabilities - current       40         71
  Dividends payable                              193        192
  Accrued and other current liabilities         1970       1800
  Total current liabilities                     6124       6842
Long-Term Debt                                  4130       4051
Other Noncurrent Liabilities
  Deferred income tax liabilities - noncurrent   809        747
  Pension and other postretirement benefits -
      noncurrent                                1882       1903
  Other nonconcurrent obligations               2286       2283
  Total other noncurrent liabilities            4977       4933
  Minority Interest in Subsidiaries              413        532
  Preferred Securities of Subsidiary (Note E)    509         -
  Temporary Equity
    Preferred stock at redemption value          114        117
    Guaranteed ESOP obligation                   (74)       (74)
    Total temporary equity                        40         43
  Stockholders' Equity
    Common stock                                  818       818
    Additional paid-in capital                    898       718
    Retained earnings                           13372     12887
    Accumulated other comprehensive income       (353)     (347)
    Treasury stock, at cost                     (7056)    (6647)
    Net Stockholders' equity                     7679      7429
Total Liabilities and Stockholders Equity      $23872    $23830
See Notes to Financial Statements

RESULTS OF OPERATIONS (Unaudited)       The Dow Chemical Company
                                                and Subsidiaries
OPERATING SEGMENTS AND GEOGRAPHIC AREAS
                                3 Months Ended     9 Months Ended
In millions                     9/30/99  9/30/98   9/30/99  9/30/98
Operating segment sales
  Performance Plastics            $1302   $1254    $3862   $3800
  Performance Chemicals             674     663     1971    1965
  Agricultural Products             399     424     1732    1831
  Plastics                         1170     915     3110    2905
  Chemicals                         607     555     1660    1817
  Hydrocarbons and Energy           469     367     1141    1153
  Unallocated and Other              72     136      253     529
  Total                           $4693   $4314   $13729  $14000
Operating segment EBIT
  Performance Plastics             $248    $300     $815    $841
  Performance Chemicals             108     136      381     334
  Agricultural Products             (35)    (45)     205    (183)
  Plastics                          207     132      437     549
  Chemicals                         101      69      290     215
  Hydrocarbons and Energy           (17)     19       (7)    (13)
  Unallocated and Other             (28)    (47)    (140)    332
  Total                            $584    $564    $1981   $2075
Geographic area sales
  United States                    $1821   $1743   $5577   $5710
  Europe                            1572    1427    4663    4830
  Rest of World                     1300    1144    3489    3460
  Total                            $4693   $4314  $13729  $14000

SALES VOLUME AND PRICE BY OPERATING SEGMENT
AND GEOGRAPHIC AREA             3 Months Ended   9 Months Ended
                                9/30/99          9/30/99
Percentage change from
prior year                      Volume Price Total  Volume Price Total
Operating segments
  Performance Plastics            9%    (5)%  4%     7%     (5)%   2%
  Performance Chemicals           6%    (4)%  2%     3%     (3)%   0%
  Agriculture Products           (2)%   (4)% (6)%   (2)%    (3)%  (5)%
  Plastics                       18%    10%  28%    14%     (7)%   7%
  Chemicals                       7%     2%   9%     0%     (9)%  (9)%
  Hydrocarbons and Energy         5%    23%  28%    (1)%     0%   (1)%
  Total                           7%     2%   9%     3%     (5)%  (2)%
Geographic areas
  United States                   1%     3%   4%     0%     (2)%  (2)%
  Europe                         10%     0%  10%     4%     (7)%  (3)%
  Rest of World                  13%     1%  14%     7%     (6)%   1%
  Total                           7%     2%   9%     3%     (5)%  (2)%



                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE DOW CHEMICAL COMPANY
                              Registrant


                              /s/ JOHN SCRIVEN
                              John Scriven
                              Vice President,
                              General Counsel and
                              Secretary


                              Date:  October 21, 1999